Exhibit 99.1

NeuroRx and Georgian Ministry of Health Agree to Initiate Expanded Access Program of ZYESAMI (aviptadil acetate) for COVID-19 Respiratory Failure in Georgia

RADNOR, Pa. and TBLISI, Georgia, April 28, 2021 /PRNewswire/ -- NeuroRx today announces that it has met with Dr. Ekaterine Tikaradze, Minister of Health of Georgia, and other senior leadership, to immediately initiate an Expanded Access Program (EAP) of its phase 3 drug, ZYESAMI (aviptadil acetate) for critically-ill citizens of Georgia with COVID-19 Respiratory Failure.  The EAP will be conducted in collaboration with Denk Pharma Georgia, Georgia's primary pharmaceutical distributor, and under the auspices of the Potomac Institute of Policy Studies and the Richard G. Lugar Center for Public Health Research, a research facility funded by the U.S. Defense Threat Reduction Agency and named in honor of former U.S. Senator Richard G. Lugar to support international research efforts in its endeavor to stop global diseases.

The Georgian Ministry of Health has granted approval for the EAP approved by the US FDA (www.clinicaltrials.gov NCT04453839) to be initiated in Georgia and potentially in other neighboring countries in the Caucasus Region under the oversight of the Georgian Ministry of Health.

Minister Tikaradze said, "We in Georgia are enthusiastic about Dr. Anthony Fauci's recent announcement of NeuroRx and ZYESAMI as an industry partner in the NIH ACTIV3b trial. We are pleased to initiate an Expanded Access Program of ZYESAMI in Georgia under our oversight with the participation of Denk Pharma Georgia and the Lugar Center for Public Health Research."

"As the world braces for another surge of COVID-19 and its variants, we at NeuroRx are honored to have been selected by the Ministry of Health of Georgia as part of their strategy to safeguard their citizens," said Prof. Jonathan Javitt, CEO and Chairman of NeuroRx. "In the coming weeks, we look forward to announcing broader programs involving immunization strategies as well as COVID-19 therapeutics to serve the people of the Caucasus Region."

NeuroRx has signed an agreement to merge with Big Rock Partners Acquisition Corp (Nasdaq:BRPA).  Please see "Additional Information and Where to Find It" below for additional information related to the merger.

About NeuroRx, Inc.

NeuroRx draws upon more than 100 years of collective drug development experience from senior executives of AstraZeneca, Eli Lilly, Novartis, Pfizer, and PPD. In addition to its work on Aviptadil, NeuroRx has been awarded Breakthrough Therapy Designation and a Special Protocol Agreement to develop NRX-101 in suicidal bipolar depression and is currently in Phase 3 trials. Its executive team is led by Prof. Jonathan C. Javitt, MD, MPH, who has served as a health advisor to four Presidential administrations and worked on paradigm-changing drug development projects for Merck, Allergan, Pharmacia, Pfizer, Novartis, and Mannkind, together with Robert Besthof, MIM, who served as the Global Vice President (Commercial) for Pfizer's Neuroscience and Pain Division.  NeuroRx recently announced a plan to complete a business combination with Big Rock Partners Acquisition Corp (NASDAQ:BRPA) ("BRPA"), and intends to apply for listing on the NASDAQ under the proposed symbol "NRXP".

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or NeuroRx's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern NeuroRx's expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the outcome of any discussions or applications for the future use of ZYESAMI, the approvals, timing, and ability to complete the proposed business combination with BRPA, and the combined company's ability to continue listing on Nasdaq after closing the proposed business combination. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. NeuroRx does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

Additional Information and Where to Find It

This press release relates to a proposed business combination and related transactions (the "Transactions") between NeuroRx and BRPA. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. BRPA has filed a registration statement on Form S-4 ("Registration Statement"), which includes a preliminary proxy statement for the solicitation of the approval of BRPA's stockholders, a preliminary prospectus for the offer and sale of BRPA's securities in the Transactions and a preliminary consent solicitation statement of NeuroRx, and other relevant documents with the SEC. The proxy statement/prospectus/consent solicitation statement will be mailed to stockholders of NeuroRx and BRPA as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF NEURORX AND BRPA ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement, prospectus and other documents containing important information about NeuroRx and BRPA once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, copies of the documents filed with the SEC by BRPA can be obtained free of charge on BRPA's website at www.bigrockpartners.com or by directing a written request to BRPA at 2645 N. Federal Highway, Suite 230 Delray Beach, FL 33483.

Participants in the Solicitation

NeuroRx, BRPA and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of BRPA's stockholders in connection with the proposed Transactions. Investors and securityholders may obtain more detailed information regarding the names and interests in the proposed Transactions of NeuroRx's and BRPA's respective directors and officers in BRPA's filings with the SEC, including the proxy statement/consent solicitation statement/prospectus statement. You may obtain a free copy of these documents as described in the preceding paragraph.

CORPORATE CONTACT

Jonathan C. Javitt, M.D., MPH
Chairman & Chief Executive Officer
ceo@nrxpharma.com

INVESTOR RELATIONS

Ryan Sheffield
rsheffield@nrxpharma.com
(484) 254-6134, ext. 723

MEDIA RELATIONS

Greg Parasmo
gparasmo@nrxpharma.com
(484) 254-6134, ext. 724